SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549



FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
 Exchange Act of 1934


Date of Report (Date of earliest event reported):
 March 5, 2008

CAL ALTA AUTO GLASS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
000-51227
      88-0448809
(State or Other Jurisdiction of
Incorporation)
(Commission File Number)
(IRS Employer Identification
Number)

#8, 3927 Edmonton Trail, N.E., Calgary, Alberta   T2E 6T1
(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code:
(403) 291-7020


 (Former Name or Former Address, if Changed Since Last
 Report)

Check the appropriate box below if the Form 8-K filing is
 intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2
(b) under the Exchange Act (17 CFR 240.14d-
2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4
(c) under the Exchange Act (17 CFR 240.13e-4(c)).






As used herein, the terms, "we," "us," "our," and the "Company" refers to Cal Alta Auto
Glass, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

	On March 5, 2008 we entered into a Second Extension of
 the Letter of Intent (the "Second Extension"). Under the
terms of the Second Extension, we and Energy One Resource Services, Inc., an Alberta corporation ("Energy One")
agreed to further extend the period of our
existing Letter of Intent (dated May 28, 2007)
 (the "Letter of Intent") so that, as extended, the
time period for the planned closing of the acquisition of
Energy One (the "Acquisition") is extended for an additional six months from March 10, 2008 to August 10, 2008 (the "Additional
Revised Closing Date").   The Second Extension further
provides that all of the terms and
conditions of the Letter of Intent shall continue through the Additional Revised Closing Date.

      As currently planned, the Acquisition is to be structured so that we will issue shares of our
Common Stock in exchange for shares of the Common
Stockm of Energy One. The number of shares and the terms of the Acquisition have not yet been determined.

      We have not yet completed our due diligence review of the affairs of Energy One which is subject to our completion of a satisfactory due diligence review (in our sole and absolute
discretion). The Acquisition is also subject to further approval of our Board of Directors and the Board of Directors of Energy One and other customary conditions.

      We anticipate if our efforts are successful, we will be able to complete due diligence prior to the Additional Revised Closing Date.

	Under the terms of the Second Extension, we continue to have the right, subject to our absolute discretion, to divest or make arrangements for the
 divestiture, in whole or in part, of our current business. We have not made any determination regarding any such divestiture however and our Board of Directors is continuing to review and evaluate if any such divestiture should be undertaken and, if it is undertaken, when and how such a divestiture should be made.

	As we complete our due diligence into the affairs of Energy One, we cannot assure you that we will successfully close the Acquisition transaction or, if we are successful, that we can
close it on terms that are reasonable in light of our
 current circumstances. Further, until our Board of Directors completes its study of our current business, we cannot predict if or when the
Company may undertake a divestiture of our existing business or the terms of such transaction.

      We are a small company and we face all of the uncertainties and risks associated with a small business together with the burdens and obligations of a publicly-traded company.

(A)  Factors That May Affect Future Results

	In General. The purchase of shares of the Company's common stock is very speculative and involves a very high degree of risk. As a small company, our business organization and structure all involve elements of risk. In many instances, these risks arise from factors over which we will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm.

1)	The market price of our common stock may fluctuate
significantly.

	The market price of our common shares may fluctuate significantly in response to factors, many of which are beyond our control, such as:
*	the announcement of new technologies by us or our
competitors;
*	quarterly variations in our and our competitors'
results of operations;
*	changes in earnings estimates or recommendations by
securities
	analysts;
*	developments in our industry;
*	general market conditions and other factors, including
factors unrelated to
our own operating performance;
*	changing regulatory exposure, laws, rules and
regulations which may
change; and
*	tax incentives and other changes in the tax code.

	Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares. You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

2)	Trading of our common stock is limited.

	Our Common Stock is traded only on the Bulletin
Board. Trading in our stock has
historically been limited and sporadic with no continuous
 trading market over any long or
extended period of time. This has adversely effected the
 liquidity of our common stock, not only
in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock. There will likely be only limited liquidity and investors will not likely have the ability to purchase or sell our common stock in any significant quantities. This too will sharply limit interest by individual and institutional investors.

3)	Limited Financial Resources and Future Dilution

	We are a small company and we have limited financial resources. While we believe that we have some growth opportunities, we cannot assure you tha t we will be successful in obtaining additional financial resources to meet our financial needs or, we are successful in doing so, that
we can obtain such financial resources on terms that are
 reasonable in light of our current financial circumstances. We anticipate that we may raise additional capital in the future and we cannot assure you that we will be successful in raising additional capital or if we do, that current
investors will not suffer immediate and substantial dilution as a result of any successful financing transactions.


SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





CAL ALTA AUTO GLASS, INC.






Date: March 6, 2008
By:
/s/ Frank Aiello

Frank Aiello, President